UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

______________________

Date of Report (date of earliest event reported):  September 8, 2006

Home Solutions of America, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31711	99-0273889
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1500 Dragon Street, Suite 1500, Dallas, Texas 75207
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code:	(214) 623-8446

                                                Not Applicable
Former name or address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01        Entry into a Material Definitive Agreement.

Entry into Amended and  Restated Employment Agreements for Chief Executive Officer, Chief Operations Officer and Chief Financial Officer

On September 8, 2006, Home Solutions of America, Inc., a Delaware corporation ("Home Solutions" or the "Company"), entered into amended and restated employment agreements (collectively, the "Employment Agreements") with Frank J. Fradella, its Chief Executive Officer, Rick J. O'Brien, its Chief Operating Officer and President, and Jeffrey M. Mattich, its Senior Vice President and Chief Financial Officer (collectively, the "Executives").  The terms of the Employment Agreements, which are identical in substance other than the compensation payable to each Executive under his respective Employment Agreement, were approved by the Compensation Committee and the independent members of the Board of Directors of Home Solutions (the "Independent Board Members").  Under the Employment Agreements, the Executives will continue to serve in their current positions with Home Solutions.  Each Employment Agreement will end on December 31, 2007 unless it is earlier terminated pursuant to its provisions.  Certain material terms of the Employment Agreements are described below.  The Employment Agreements are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively.

Compensation

The Employment Agreements provide for Messers. Fradella, O'Brien and Mattich to receive annual base salaries of $350,000.00, $250,000.00 and $190,000.00, respectively, in each of fiscal years 2006 and 2007.  During the employment period, the Executives and their dependents are eligible to participate in Home Solutions' employee benefit plans that are in effect from time to time, under the terms of such plans.  The Executives are entitled to reimbursement for reasonable business expenses incurred by them in the performance of their duties.

For performance in each of fiscal years 2006 and 2007, the Executives may be awarded annual cash and/or equity-based bonuses ("Bonuses") and annual equity-based long term incentive compensation ("LTI"), provided that the objective performance criteria established by the Compensation Committee and the Independent Board Members has been achieved for the subject fiscal year.  All Bonuses and LTI awards are performance-based, discretionary, and dependent upon the approval of the Compensation Committee and the Independent Board Members.  For the Executives to be eligible for Bonuses and/or LTI awards, Home Solutions must meet or exceed the objective performance criteria percentages established by the Compensation Committee and the Independent Board Members for such awards.  Objective performance criteria, which is based on the Company's actual performance and confirmed by the audited financial statements for the subject fiscal year, includes revenues, income, aggregate indebtedness, stockholders' equity, and similar performance measures.

In determining whether to grant Bonuses and/or LTI awards to an Executive, and the amount of any such award, the Compensation Committee and the Independent Board Members  may also consider subjective criteria that they deem material to the performance of the Executive.  Any Bonuses and LTI awarded to the Executives for performance in a fiscal year will be paid or granted to the Executives in the following fiscal year, after completion of the audited financial statements.

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            The Compensation  Committee and the Independent Board Members have also established compensation plans for each of the Executives, which set forth the maximum amount of salary, Bonus and LTI that each Executive is expected to receive for his performance in fiscal years 2006 and 2007, assuming that all objective performance criteria are fully achieved and the Executive achieves the maximum Bonus and LTI available for a subject fiscal year.  Under the compensation plans, the expected maximum annual compensation is $1,487,500.00 for Mr. Fradella, $687,500.00 for Mr. O'Brien, and $427,500.00 for Mr. Mattich.  Assuming the objective performance criteria are achieved for a fiscal year, the Compensation Committee and the Independent Board Members have the discretion to determine the amount of Bonus and/or LTI to be granted to the Executives, which may be less or more than the maximum amount of Bonus or LTI set forth in the compensation plans.  The compensation plans do not provide for Bonuses or LTI to be awarded to the Executives if the objective performance criteria for those awards are not met in the subject fiscal year.

Termination and Severance

            The employment of any of the Executives may be terminated by Home Solutions, with or without "cause".  Termination of an Executive's employment for cause includes such matters as the Executive's material and persistent failure to perform his duties, the Executive's material violation of the Employment Agreement, appropriation of material business opportunities, theft, embezzlement,  fraud,  gross negligence materially injurious to the Company or its subsidiaries, and the conviction of a felony or other crime for which imprisonment is a punishment.  Additionally, each Executive may terminate his employment with Home Solutions with or without "good reason".  Termination of employment by the Executive for good reason includes the reduction of  the Executive's base salary, the demotion of the Executive, a material breach of the Employment Agreement by the Company without timely cure of such breach, the assignment of responsibilities or duties that are substantially different than the Executive's current duties, the relocation of the Executive, the material impairment of the Executive's opportunity to earn Bonus or LTI, or the Company's assignment of the Employment Agreement to a successor that fails to assume the Company's obligations under the Employment Agreement.  The Executive's employment also terminates upon the Executive's death or disability.

            If an Executive terminates his employment for good reason, or an Executive's employment is terminated by Home Solutions without cause or within one year following a change of control of the Company, the Executive is entitled to a severance payment.  The payments to be made to the Executives following each of the  termination events described above are set forth below:

Termination by Home Solutions for cause or termination by the Executive without good reason:  In the event the Executive is terminated by Home Solutions for cause or the Executive terminates his employment without good reason, the Executive is entitled to receive only his base salary through the date of termination.

Termination by Home Solutions without cause or termination by the Executive for good reason:  In the event the Executive is terminated by Home Solutions without cause or the Executive terminates his employment for good reason, the Executive is entitled to receive (i) his base salary through December 31, 2007, (ii) any Bonus and LTI earned during the year of termination based on the Executive's performance in the year of termination, determined on a pro-rata basis based on the number of days worked during the year of termination, (iii) a severance payment in an amount not to exceed the aggregate compensation earned by the Executive for the fiscal year immediately preceding the year of his termination, proportionately based on the number of days the Executive was employed during the period from January 1, 2006 through December 31, 2007 divided by 730, and (iv)  up to twelve months of health benefits, ending upon the date the Executive becomes eligible for other health benefits.  In addition, any unvested equity-based compensation becomes immediately vested upon the termination event.

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Termination due to the Executive's death or disability:  In the event the Executive's employment is terminated due to his death or disability, the Executive (or his heirs or estate) is entitled to receive (i) his base salary for twelve months following the date of termination, (ii) any Bonus and LTI earned during the year of termination, determined on a pro-rata basis based on the number of days worked during the year of his termination, and (iii) in the event of the Executive's disability, up to twelve months of health benefits, ending upon the date the Executive becomes eligible for other health benefits. In addition, any unvested equity-based compensation becomes immediately vested upon the termination event.

Termination by Home Solutions due to a change in control of the Company:  In the event the Executive is terminated by Home Solutions within one year after a change in control of the Company, the Executive is entitled to receive (i) his base salary through the date of termination, (ii) a severance payment equal to two times' the aggregate compensation earned by the Executive for the fiscal year immediately preceding the year of termination, and (iii)  up to two years of health benefits, ending upon the date the Executive becomes eligible for other health benefits.  In addition, any unvested equity-based compensation becomes immediately vested upon the termination event.

Confidential Information / Noncompetition Agreements

Pursuant to the Employment Agreements, the Executives agree not to disclose the Company's confidential information, except in limited circumstances where disclosure is necessary or appropriate.  Each Executive also agrees not to compete with Home Solutions or its subsidiaries, solicit their customers, employees and vendors, or interfere with their business relationships, during their employment with Home Solutions and for the two year period following the termination of employment in any state or province where the Executive provided services to Home Solutions.

Equity-based Compensation

It is anticipated that any equity-based Bonus or LTI granted to the Executives will be in the form of restricted stock purchase rights, which shall be issued under the Company's 2001 Stock Plan, as amended, or another plan adopted by the Company's  Board of Directors and approved by the stockholders.  Any such restricted stock purchase rights granted to the Executives are anticipated to be issued pursuant to Restricted Stock Purchase Agreements entered into between the  Company and each of the Executives.  LTI awards are anticipated to vest monthly over thirty-six months.  However, the Compensation Committee and the Independent Board Members retain the discretion to issue whatever form(s) of equity-based compensation as they determine are appropriate to satisfy Bonus and LTI awards, and to determine the vesting and other conditions of the equity-based compensation, if any, as they determine are appropriate under the circumstances.

Item 9.01    Financial Statements and Exhibits.

(D)       Exhibits.

Exhibit 10.1	Amended and Restated Employment Agreement between Home Solutions of America, Inc. and Frank J. Fradella dated September 8, 2006
Exhibit 10.2	Amended and Restated Employment Agreement between Home Solutions of America, Inc. and Rick J. O'Brien dated September 8, 2006
Exhibit 10.3	Amended and Restated Employment Agreement between Home Solutions of America, Inc. and Jeffrey M. Mattich dated September 8, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME SOLUTIONS OF AMERICA, INC.

Date: September 14, 2006	By: /s/ Jeffrey M. Mattich Jeffrey M. Mattich Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit 10.1	Amended and Restated Employment Agreement between Home Solutions of America, Inc. and Frank J. Fradella dated September 8, 2006
Exhibit 10.2	Amended and Restated Employment Agreement between Home Solutions of America, Inc. and Rick J. O'Brien dated September 8, 2006
Exhibit 10.3	Amended and Restated Employment Agreement between Home Solutions of America, Inc. and Jeffrey M. Mattich dated September 8, 2006

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